UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2013

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(c) – Compensatory Arrangements Pertaining to Mr. Starr

As previously disclosed in a Current Report on Form 8-K dated April 18, 2013, the Board of Directors of Kaman Corporation (the “Company”) appointed Robert D. Starr to serve as Senior Vice President and Chief Financial Officer of the Company, effective as of July 1, 2013 (the “Effective Date”). On June 4, 2013, the Personnel & Compensation Committee of the Board of Directors (the “P&C Committee”) approved the following interim compensation adjustments for Mr. Starr as of the Effective Date:

•	His annualized base salary will increase to $330,000, payable monthly.

•	He will be eligible for annual cash incentives in accordance with the Company’s policies and procedures, and his initial annual cash incentive target will be 60% of his base salary.

•	He is expected to participate in the Kaman Long-Term Incentive Program that begins in January 2014, with a target level equal to 140% of his base salary.

•	He will receive an automobile allowance of $2,205 per month.

The P&C Committee also approved, and the parties have since signed, a Change in Control Agreement that is substantially similar to the Change in Control Agreements that are in place with the Company’s other “named executive officers.”  The Change in Control Agreement provides Mr. Starr (hereinafter, the “Executive”) with the following severance benefits in the event that his employment is terminated by the Company without “Cause” (as defined below) (other than due to death or disability) or by the Executive for “Good Reason” (as defined below) within 90 days prior to the execution of a purchase and sale agreement resulting in a Change in Control (as defined in the agreement) or anytime thereafter until the second anniversary of a Change in Control:

•
a lump-sum cash payment equal to the two times the Executive’s base salary, plus two times the last annual bonus paid or awarded to the Executive in the three years preceding the date of termination, which shall be payable, with interest, on the date that is six months and one business day after the Executive’s termination of employment;

•
a pro-rata portion of the Executive’s annual bonus for the performance year in which the termination occurs (based on actual Company performance through the date of termination) payable on the later of the date that annual bonuses are generally paid to other senior executives and the date that is six months and a day after the Executive’s termination of employment (if such bonus payment is not paid until the date that is six months and a day after the Executive’s employment termination, the amount shall be credited with interest from March 15th until the date that it is paid);

•
continued participation at the Company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the Executive and the Executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of outstanding equity awards;

•	a pro-rata payment in cash of each outstanding LTIP award for which the performance period has not been completed, based upon actual financial performance, as and when paid to other participants;

•
benefits under any post-retirement health care plans if the Executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the Executive’s post-employment participation in the Company’s benefit plans terminates;

•	continued payment of the remaining life insurance premium payments for which the Company shall establish an irrevocable grantor trust holding assets sufficient to pay such premiums; and

•
reimbursement for up to $30,000 (in the aggregate) for outplacement services, relocation costs, or both, until the earlier of the first anniversary of the date of termination or the first day of the Executive’s employment with a new employer.

Generally, for purposes of the Change in Control Agreement, a Change in Control will be deemed to occur if:

•	a person unaffiliated with the Company acquires control of thirty-five percent or more of the Company’s voting securities;

•
there is a change in more than fifty percent of our directors during a period of two consecutive years which is not approved by a vote of at least a majority of the directors comprising the Board at the beginning of such two-year period;

•	a merger with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company) occurs; or

•	there is a sale of substantially all of the Company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company.

“Cause” for purposes of the Change in Control Agreement means a termination of the Executive’s employment due to any one of the following events:  (i) the willful and continued failure to substantially perform his or her duties with the Company after notice from the Company; or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

“Good Reason” for purposes of the Change in Control Agreement means and includes, among other things, (i) the assignment to the Executive of any duties inconsistent with the Executive’s status as Senior Vice President and Chief Financial Officer of the Company or a substantial diminution in the nature or status of the Executive’s responsibilities; (ii) a reduction by the Company in the Executive’s annual base salary; (iii) the relocation of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment immediately prior to the Change in Control; and (iv) the Company’s failure (A) to pay to the Executive any portion of his current or deferred compensation, within 30 days of the date such compensation is due; (B) to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to his total compensation without an equitable substitute; (C) to provide life insurance, health and accident, or disability plans that are substantially similar to those in which the Executive was participating immediately prior to the Change in Control; (D) to provide the Executive with the number of paid vacation days to which he was entitled to prior to the Change in Control; or (E) to comply with the employment termination procedures for Cause set forth in the Change in Control Agreement.

The preceding summary of the Change in Control Agreement is qualified in its entirety by reference to the full text of such agreement, a complete copy of which is attached as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02(c).

Item 5.02(e) – Amendment to Change in Control Agreement between the Company and Mr. Steiner

On June 4, 2013, the P&C Committee approved, and the parties have since signed, a Second Amendment to the Amended and Restated Change in Control Agreement between the Company and Mr. Steiner.  Mr. Steiner is an Executive Vice President of the Company and President of Kaman Aerospace Group, Inc. He is a “named executive officer” of the Company, as that term is defined in instruction 4 to Item 5.02 of Form 8-K.

The amendment extends the term of the agreement for a one-year period, commencing as of July 7, 2013, and provides for automatic successive one-year renewals thereafter, unless, at least 90 days prior to the end of the then current term, either the Company or Mr. Steiner notifies the other that the term of the agreement shall expire at the end of the then-current term. Notwithstanding any such notice, however, the term of the agreement shall not expire before the second anniversary of any Change in Control that occurs during the term of the agreement.

In addition, the amendment eliminates the tax gross-up” provision previously set forth in the agreement, so that, from and after July 7, 2013, Mr. Steiner shall bear the expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received under the agreement, including, without limitation, any tax (“Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar tax.  The amendment also provides that any payment or benefit received or to be received by Mr. Steiner in connection with a change in control or termination of employment (whether payable under the terms of the change in control agreement or any other plan, arrangement or agreement with the Company or an affiliate) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by Mr. Steiner shall exceed the net after-tax benefit that he would receive if no such reduction was made.

The preceding summary is qualified in its entirety by reference to the full text of the amendment, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference in response to this Item 5.02(e).

Item 5.02(f) – Compensatory Arrangements of Certain Officers

On June 4, 2013, the P&C Committee approved payment (“LTIP Payouts”) of certain long-term incentive program awards ("LTIP Awards") that were previously granted to the Company's “named executive officers” under the terms of the Company's 2003 Stock Incentive Plan.  The LTIP Awards generally relate to the three-year performance period ended December 31, 2012 (the “Three-Year LTIP Awards”), although a separate LTIP Award was granted to Mr. Smidler in respect of the two-year performance period ended December 31, 2012 (the “Two-Year LTIP Award”).  The LTIP Awards provided for payouts based on the Company's actual financial performance during the relevant periods as compared to the average financial performance of the companies comprising the Russell 2000 index for the same performance periods, in each case utilizing the following performance factors and weightings: (a) 40% of the LTIP Awards were based on average annual return on investment, (b) 40% of the LTIP Awards were based on average annual growth in earnings per share, and (c) 20% of the LTIP Awards were based on total return to shareholders.

For both the Three-Year LTIP Awards and the Two-Year LTIP Award, actual financial performance below the 1st quartile results in no award payment; actual financial performance at the 1st quartile results in an award payment at 25% of target; actual financial performance at the median results in an award payment at 100% of target; and actual financial performance at the top of, or above, the 3rd quartile results in a maximum payment of 200% of target.  Interpolation is used to determine payments for financial performance between the quartiles.

For the three-year period ended December 31, 2012, the Company’s average annual return on investment was 8.0%, which equated to the 68th percentile of the Russell 2000 index companies; the Company’s average compounded annual growth in earnings per share was 9.9%, which equated to the 48th percentile of the Russell 2000 index companies; and the Company’s total return to shareholders was 69%, which equated to the 66th percentile of the Russell 2000 index companies.  For the two-year period ended December 31, 2012, the Company’s average annual return on investment was 8.5%, which equated to the 71st percentile of the Russell 2000 index companies; the Company’s average compounded annual growth in earnings per share was 30.7%, which equated to the 69th percentile of the Russell 2000 index companies; and the Company’s total return to shareholders was 31.4%, which equated to the 69th percentile of the Russell 2000 index companies.

Based on the foregoing, the P&C Committee determined that the award payment percentage for the Three-Year LTIP Awards was 139.1% of target, and the award payment percentage for the Two-Year LTIP Award was 180.2% of target, resulting in individual LTIP Payouts to each of the Company’s named executive officers, as set forth in the following table (which also sets forth a new total compensation amount for the fiscal year ended December 31, 2012 including the LTIP Payouts):

Name	Principal Position	LTIP Payouts (Non-Equity Incentive Plan Compensation) ($)	Total Compensation ($)

Neal J. Keating	Chairman, President and Chief Executive Officer	1,966,526	4,938,407

William C. Denninger	Executive Vice President and Chief Financial Officer	764,953	2,074,443

Gregory L. Steiner	Executive Vice President and President, Kaman Aerospace Group, Inc.	594,630	1,671,573

Steven J. Smidler	Executive Vice President and President, Kaman Industrial Technologies Corporation	654,126	1,529,515

Ronald M. Galla	Senior Vice President and Chief Information Officer	409,371	1,798,554

As disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities Exchange Commission on March 1, 2013 (the “Proxy Statement”) relating to the Company’s Annual Meeting of Shareholders held on April 17, 2013, the LTIP Payouts reflected in the preceding table were not included in the Summary Compensation Table set forth in the Proxy Statement, because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the P&C Committee to make its determination at the June 4 meeting of the Committee.

Each of the foregoing LTIP Payouts was paid in cash, as each of the named executive officers set forth in the preceding table was in compliance with the stock ownership guideline applicable to such officer at the time of payment.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits.

The following exhibits are filed herewith:

10.1	Change in Control Agreement, effective as of July 1, 2013, by and between the Company and Robert D. Starr.

10.2	Second Amendment to Amended and Restated Change in Control Agreement, effective as of July 7, 2013, by and between the Company and Gregory L. Steiner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date: June 7, 2013

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1	Change in Control Agreement, effective as of July 1, 2013, by and between the Company and Robert D. Starr.

10.2	Second Amendment to Amended and Restated Change in Control Agreement, effective as of July 7, 2013, by and between the Company and Gregory L. Steiner.